UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2019 (June 26, 2019)
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EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	000-55764	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8045 Lamon Avenue
Suite 410
Skokie, IL 60077
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The OTCQB Market

Item 7.01    Regulation FD Disclosure.

On June 27, 2019, Exicure, Inc. (the “Company”) posted a presentation to its internet website located at www.exicuretx.com that it utilized in connection with a conference call it held to present certain updates from its preclinical program in neurology (the “Presentation”). A copy of the Presentation is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 is hereby furnished under this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in any such filing.

Item 8.01    Other Events.

On June 26, 2019, the Company issued a press release announcing data from a preclinical study evaluating the biodistribution of spherical nucleic acid constructs in the non-human primate central nervous system and that it intended to hold a conference call to review the data. A copy of this press releases is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Presentation posted to Company website on June 27, 2019.

99.2	Press Release issued by the Company on June 26, 2019.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2019	EXICURE, INC.

	By:	/s/ David A. Giljohann
	Name:	David A. Giljohann, Ph.D.
	Title:	Chief Executive Officer